Exhibit 5.2

Grifols, S.A.

Avinguda de la Generalitat, 152-158

Parc de Negocis Can Sant Joan

Sant Cugat del Vallès 08174

Barcelona, Spain

Grifols Worldwide Operations Limited

Embassy House

Herbert Park Lane

Ballsbridge

Dublin 4

Ireland

Our Ref	Your Ref	1 April 2015
PMY/CFE/663217/1

Dear Sirs

GRIFOLS WORLDWIDE OPERATIONS LIMITED — EXCHANGE OFFER

We have acted as Irish Solicitors to Grifols Worldwide Operations Limited (the “Company”) in connection with the Exchange Notes (as defined below) to be issued by it that will be unconditionally guaranteed, jointly and severally, on the terms and subject to the conditions set forth in the Indenture (as defined below) by Grifols, S.A., a company organised under the laws of the Kingdom of Spain (the “Parent”) and certain other subsidiaries of the Parent (the “Subsidiary Guarantors” and together with the Parent, the “Guarantors”).  In this regard, we refer you to:

(a)                                a registration statement on Form F-4 filed by the Company and the Guarantors with the U.S. Securities and Exchange Commission (the “SEC”) on 1 April 2015 (the “Registration Statement”) pursuant to which the Company has offered (the “Exchange Offer”) to exchange up to $1,000,000,000 in aggregate principal amount of 5.25% senior notes due 2022 to be issued by it (the “Exchange Notes”), which will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the outstanding 5.25% senior notes due 2022 that were issued by it on 12 March 2014 (the “Outstanding Notes”, and together with the Exchange Notes, the “Notes”);

(b)                                an indenture dated as of 12 March 2014 among the Company, as issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Indenture”), pursuant to which the Exchange Notes will be issued by the Company and unconditionally guaranteed, jointly and severally, by the Guarantors on the terms and subject to the conditions set forth in the Indenture.

The Company has requested that we provide this opinion in connection with the filing of the Registration Statement with the SEC.

This opinion is furnished in connection with the Exchange Offer and is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter.  This opinion is being furnished in accordance with the requirements of Item 21 of Form F-4 and Item 601 (b)(5)(i) of Regulation S-K.

1                                        BASIS OF OPINION

1.1                              We have not investigated the laws of any country other than Ireland and this opinion is given only with respect to the laws of Ireland in effect as at the date of this opinion and is based on legislation published, and cases fully reported, as at that date.  We express no opinion as to any law other than Irish law.  We have assumed, without enquiry, that there is nothing in the laws of any other jurisdiction which would or might affect our opinion as stated herein.

1.2                              We have made no searches or enquiries concerning, and we have not examined any contracts, instruments or documents entered into by or affecting the Company or any other person, or any corporate records of the Company or any other person, save for those searches, enquiries, contracts, instruments, documents or corporate records (if any) specified as being made or examined in this opinion.

1.3                              We express no opinion and make no representation or warranty as to any matter of fact.  Furthermore, we have not been responsible for the investigation or verification of the facts or the reasonableness of any assumption or statements of opinion contained or represented by the Company in any of the documents listed at paragraph 1.6 below nor have we attempted to determine whether any material facts have been omitted therefrom.

1.4                              This opinion is to be construed in accordance with and governed by the laws of Ireland.

1.5                              We assume no obligation to update the opinions set forth in this letter.

1.6                              For the purpose of giving this opinion, we have examined copies received by us by email of the following documents and such Irish laws as we have considered necessary and appropriate for the purposes of this opinion:

1.6.1                    a copy of the Registration Statement;

1.6.2                    a copy of the executed Indenture;

1.6.3                    copies of the three global notes dated 12 March 2014 executed in respect of the Outstanding Notes (the “Global Notes”);

1.6.4                    the form of the global notes to be executed in respect of the Exchange Notes;

1.6.5                    a certificate of the Secretary of the Company dated 1 April 2015 (the “Certificate”) attaching:

(a)                                 copies of the certificate of incorporation and memorandum and articles of association of the Company; and

(b)                                 a copy of the minutes of a meeting of the board of directors of the Company held on 20 February 2014; and

1.6.6                    searches carried out on 1 April 2015 at the Companies Registration Office and the Index of Petitions and Winding Up Notices maintained at the Central Office of the High Court of Ireland in relation to the Company (the “Searches”).

The Indenture and the Global Notes are referred to herein as the “Documents” and each a “Document”.  Terms defined in the Indenture have the same meaning in this opinion unless otherwise defined herein.

2                                        ASSUMPTIONS:

For the purpose of giving this opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

2.1                              that any copies produced to us are true and exact copies of the Documents as executed and that the original was executed in the manner appearing on the copy;

2.2                              the truth, accuracy, completeness and the conformity to originals of all documents supplied to us as certified, conformed or photostatic copies or received by us by facsimile or e-mail transmission and the authenticity of the originals of such documents;

2.3                              that the proceedings described in the minutes referred to in the Certificate were duly conducted in the manner therein described, that the meeting referred to therein was duly convened and constituted and that the resolutions passed thereat (the “Resolutions”) were duly passed and adopted, have not been revoked or varied and remain in full force and effect.  In this regard we refer you to the confirmation contained in the Certificate that the Resolutions have not been revoked or otherwise modified;

2.4                              that there is no matter affecting the authority of the directors of the Company to effect entry by the Company into the Documents and performance by the Company of the transactions contemplated thereby including the issuance of the Exchange Notes, not disclosed by the memorandum and articles of association of the Company or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

2.5                              that the Company and the Guarantors and any other entity whose obligations are guaranteed via the execution of the Documents together comprise a “group” for the purposes of Section 35 of the Companies Act 1990 and that any person whose obligations will be so guaranteed in the future will also be a member of such group;

2.6                              that all signatures on all original or copy documents which we have examined are genuine and that the Documents have been executed and delivered on behalf of the Company by a person or persons duly authorised to do so in the Resolutions;

2.7                              that the Documents and the registration rights agreement dated as of 12 March 2014 by and among the Company, the Guarantors and Nomura Securities International, Inc. on behalf of itself and the initial purchasers of the Notes are all the documents relating to the issue of the Exchange Notes and that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Documents or the issuance of the Exchange Notes or in any way bear upon or are inconsistent with the opinions stated herein;

2.8                              the information disclosed by the Searches was accurate as of the date the Searches were made and has not been altered and that the Searches did not fail to disclose any information which had been delivered for registration but did not appear from the information available at the time they were made or which ought to have been delivered for registration at that time but had not been so delivered and that no additional matters would have been disclosed by searches being carried out since that time;

2.9                              that the Documents and all deeds, instruments, assignments, agreements and other documents in relation to the matters contemplated by the Documents and/or this opinion (“Ancillary Documents”) are:

2.9.1                    within the capacity and powers of, have been validly authorised, executed and delivered by the parties thereto; and

2.9.2                    are not subject to avoidance by any persons

under all applicable laws and in all applicable jurisdictions other than (in the case of the Company) the laws of Ireland and the jurisdiction of Ireland;

2.10                       that the Documents and the Ancillary Documents constitute valid, legal binding and enforceable obligations of the parties thereto under all applicable laws and in all applicable jurisdictions;

2.11                       insofar as obligations under any of the Documents, the Ancillary Documents or the Exchange Notes are to be performed in any jurisdiction other than Ireland, such performance will not be illegal or ineffective by virtue of the laws of such jurisdiction;

2.12                       that the Company will have derived a commercial benefit from entering into the Documents and issuing the Exchange Notes and that each of the Documents has been entered into, and each of the transactions referred to herein and therein (including the issuance of the Exchange Notes) has been and will be carried out by each of the parties thereto in good faith, for the purpose of carrying on their respective businesses, for the benefit of each of them respectively and on arms’ length commercial terms;

2.13                       the absence of fraud and the presence of good faith on the part of all parties to the Documents and the Exchange Notes and their respective officers, employees, agents and advisers;

2.14                       that (a) the Company was fully solvent at the time of and immediately following the execution and delivery of each of the Documents; (b) the Company would not as a consequence of doing any act or thing which any of the Documents contemplates, permits or requires the Company to do (including the issuance of the Exchange Notes), be insolvent; (c) no resolution or petition for the appointment of a liquidator or examiner has been passed or presented in relation to the Company; and (d) no receiver has been appointed in relation to any of the assets or undertaking of the Company;

2.15                       the truth of all representations and information given to us in reply to any queries we have made which we have considered necessary for the purpose of giving this opinion (other than matters of Irish law specifically covered by this opinion);

2.16                       that the Exchange Notes will conform with the descriptions and restrictions contained in the Indenture;

2.17                       that the transactions contemplated by the Documents and the payments to be made thereunder are not and will not be affected by any orders made by the Minister of Finance of Ireland under the European Communities Act 1972 (as amended), the Financial Transfers Act, 1992, and / or Section 42 of the Criminal Justice (Terrorist Offences) Act 2005, which allow orders restricting financial transfers to be made in compliance with Ireland’s international obligations and in conformity with European Union law;

2.18                      the Company has not by virtue of the Documents given financial assistance (whether directly or indirectly) in connection with the subscription for or purchase of shares in itself or any company which is its holding company (if any); and

2.19                       that all licenses, permits, authorisations, registrations, approvals and consents required by all parties to the Documents in any jurisdiction (other than Ireland with respect to the Company) have been obtained by all such parties and the same are in full force and effect.

3                                        QUALIFICATIONS:

This opinion is subject to the following qualifications:

3.1                              Our opinions at paragraphs 4.1 and 4.2 below should be read subject to the qualifications that:

3.1.1                    a search at the Companies Registration Office is not capable of revealing whether or not a winding up petition or a petition for the appointment of an examiner has been presented; and

3.1.2                    a search at the Registry of Winding up Petitions at the Central Office of the High Court is not capable of revealing whether or not a receiver has been appointed.

Whilst each of the making of a winding up order, the making of an order for the appointment of an examiner and the appointment of a receiver may be revealed by a search at the Companies Registration Office it may not be filed at the Companies Registration Office immediately and, therefore, our searches at the Companies Registration Office may not have revealed such matters;

3.2                              this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

3.3                              we express no opinion on any taxation matters or on contractual terms of the relevant documents other than by reference to the legal character thereof; and

3.4                              we express no opinion as to whether the execution, delivery and issuance of the Exchange Notes will breach or violate:

3.4.1                    the Prospectus (Directive 2003/71/EC) Regulations 2005 (as amended) and any rules issued by the Central Bank under the Investment Funds, Companies and Miscellaneous Provisions Act 2005 (as amended);

3.4.2                    the Companies Acts 1963 to 2013;

3.4.3                    the European Communities (Markets in Financial Instruments) Regulations 2007 (as amended); and

3.4.4                    the Market Abuse (Directive 2003/6/EC) Regulations 2005 (as amended).

4                                       OPINION

On the basis and subject to the assumptions and qualifications set out above, we are of the opinion that:

4.1                              the Company is a private limited liability company duly incorporated under the laws of Ireland;

4.2                              the Company is incorporated for an indefinite period as a separate legal entity and is subject to suit in its own name.  Based upon the Searches, the Company is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator to or to wind up the Company;

4.3                              the Company has all the requisite power and authority to execute, deliver and perform its obligations under the Exchange Notes;

4.4                              the entry into and the performance by the Company of its obligations under the Indenture (including the execution, performance and delivery of the Exchange Notes), has been duly authorised by the Company, and the Indenture has been duly executed and delivered by the Company; and

4.5                              the execution, delivery and issuance by the Company of the Exchange Notes will not violate (i) any applicable law or regulation under the laws of Ireland or (ii) any provision of the Company’s Memorandum and Articles of Association.

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.  In addition, Proskauer Rose LLP, special counsel to the Parent, the Company and the Subsidiary Guarantors, may rely upon this opinion with respect to matters of Irish law set forth herein, in rendering its opinions in connection with the Exchange Offer.

Yours faithfully,

/s/Matheson
MATHESON